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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2004

Genus, Inc.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-17139 [Commission File Number]	94-2790804 (I.R.S. Employer Identification Number)
1139 Karlstad Drive Sunnyvale, California 94089 (Address of principal executive offices)
Telephone: (408) 747-7120 (Registrant's telephone number, including area code)

Item 5. Other Events

        On July 1, 2004, Genus, Inc. ("Genus") entered into an Agreement and Plan of Merger with Aixtron Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("Aixtron") (the "Merger Agreement"), pursuant to which a California corporation will be merged with and into Genus (the "Merger"), on the terms and subject to the conditions of the Merger Agreement.

        The Merger is subject to various conditions, including, among other things, approval for quotation of Aixtron American Depositary Shares on the Nasdaq and approval by the shareholders of both Genus and Aixtron.

        In connection with the Merger and the Merger Agreement, Genus also entered into an Agreement in Principle (the "Agreement in Principle") with Aixtron regarding the joint design and development of a hybrid ALD/AVD multiwafer production tool.

        The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement in Principle is qualified in its entirety by reference to the Agreement in Principle, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference. In addition, the press release issued by Genus and Aixtron on July 2, 2004 relating to the signing of the Merger Agreement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements And Exhibits

  (c)
  Exhibits.

2.1	Agreement and Plan of Merger by and between Genus, Inc. and Aixtron Aktiengesellschaft, dated July 1, 2004
10.1	Agreement in Principle by and between Genus, Inc. and Aixtron Aktiengesellschaft, dated July 1, 2004
99.1	Press release issued by Genus, Inc. and Aixtron Aktiengesellschaft dated July 2, 2004

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUS, INC.
Date: July 2, 2004	By:	/s/ SHUM MUKHERJEE
	Name:	Shum Mukherjee
	Title:	Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and between Genus, Inc. and Aixtron Aktiengesellschaft, dated July 1, 2004
10.1	Agreement in Principle by and between Genus, Inc. and Aixtron Aktiengesellschaft, dated July 1, 2004
99.1	Press release issued by Genus, Inc. and Aixtron Aktiengesellschaft dated July 2, 2004

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  Item 5. Other Events
  Item 7. Financial Statements And Exhibits
SIGNATURE
EXHIBIT INDEX